CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Municipal Bond Funds of our report dated December 16, 2021, relating to the financial statements and financial highlights, which appears in Vanguard Municipal Money Market Fund’s Annual Report on Form N-CSR for the year ended October 31, 2021, and of our reports dated December 16, 2021, relating to the financial statements and financial highlights, which appear in Vanguard High-Yield Tax-Exempt Fund, Vanguard Intermediate-Term Tax-Exempt Fund, Vanguard Limited-Term Tax-Exempt Fund, Vanguard Long-Term Tax-Exempt Fund, Vanguard Short-Term Tax-Exempt Fund and Vanguard Tax-Exempt Bond Index Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2021. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 23, 2022